Exhibit 10.14

[citigroup]

Date:	December 1, 2004
Amended:	December 9, 2004

To:	GOLD BANK – KANSAS
Attn:	Documentation Unit
Phone:	913-323-7703
Fax:	913-451-8004

From:	Citibank N.A., New York
Confirmations Unit
333 West 34th Street, 2nd Floor
New York, NY 10001, USA

Phone:	1-212-615-8981
Fax:	1-212-615-8985

Our ref:	M047181
Your ref:

AMENDED TRANSACTION

The purpose of this letter agreement (this 'Confirmation') is to set forth the terms and conditions of the Transaction entered into between GOLD BANK – KANSAS ('Counterparty) and Citibank N.A., New York ('Citibank') on the Trade Date specified below (the 'Transaction'). This Confirmation amends, restates and supersedes any prior Confirmation for this Transaction.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the 'Definitions') (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. References herein to a 'Transaction' shall be deemed to be references to a 'Swap Transaction' for the purposes of the Definitions.

This Confirmation supplements, forms a part of, and is subject to, dated as of December 22, 2003, as amended and supplemented from time to time (the 'Master Agreement'), between Counterparty and Citibank. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation will govern.

U.S. Federal law requires Citibank to obtain, verify and record customer identification information.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:	November 30, 2004

Effective Date:	December 1, 2004

Termination Date:	December 1, 2011, subject to adjustment in accordance with the Following Business
Day Convention

Fixed Amounts

Fixed Rate Payer:	Citibank

Notional Amount:	USD 70,000,000.00

Fixed Rate Payer
Period End Dates:	Each December 1, March 1, June 1 and September 1 commencing March 1, 2005 through and including the Termination Date, with No Adjustment

Fixed Rate Payer
Payment Dates:	Each December 1, March 1, June 1 and September 1, commencing March 1, 2005, through and including the Termination Date

Fixed Rate:	7.14 percent

Fixed Rate
Day Count Fraction:	Actual/360

Business Days:	New York

Business Day Convention:	Following

Floating Amounts

Floating Rate Payer:	Counterparty

Notional Amount:	USD 70,000,000.00

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Floating Rate Payer
Period End Dates:	Each December 1, March 1, June 1 and September 1 commencing March 1, 2005 through and including the Termination Date, with No Adjustment

Floating Rate Payer
Payment Dates:	Each December 1, March 1, June 1 and September 1 commencing March 1, 2005, through and including the Termination Date

Floating Rate Option:	USD-Prime-H.15

Spread:	None

Floating Rate
Day Count Fraction:	Actual/360

Reset Dates:	Each New York Business Day of the Floating Rate Payer

Method of Averaging:	Weighted Average

Business Days:	New York

Business Day Convention:	Following

Calculation Agent:	Citibank, or as stated in the Master Agreement

Optional Early Termination

Option Early Termination:	Applicable

Option Style:	European

Exercise Business Days:	New York, London

Procedure for Exercise

Expiration Date:	Five Exercise Business Days preceding the Cash Settlement

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Payment Date

Earliest Exercise Time:	9:00 AM, New York time

Expiration Time:	11:00 AM New York time

Settlement Terms

Cash Settlement:	Applicable

Cash Settlement
Valuation Time:	11:00 AM New York time

Cash Settlement
Valuation Date:	Two Valuation Business Days preceding the Cash Settlement Payment Date.

Valuation Business
Days:	New York, London

Cash Settlement
Payment Date:	December 1, 2009

Business Day Convention
for Cash Settlement
Payment Date:	Following

Cash Settlement
Method:	Cash Price

Cash Settlement
Reference Banks:	As per the Definitions.

Quotation Rate:	Mid

Representations:

Each party represents to the other party that:

(a) Non–Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into

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this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

(b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(d) Risk Management. It has entered into this Transaction for the purpose of (i) managing its borrowings or investments, (ii) hedging its underlying assets or liabilities or (iii) in connection with its line of business.

4. Account Details

Payments to Citibank
in USD:	CITIBANK N.A. NEW YORK
BIC: CITIUS33
ACCOUNT NO 00167679
ACCOUNT NAME: FINANCIAL FUTURES

Payments to Counterparty:	Please provide to expedite payment

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If you have any questions regarding this letter agreement, please contact the Swap Operations Department at the telephone numbers or the facsimile numbers indicated on this Confirmation.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,
Citibank N.A., New York

By: /s/ Frank A. Licciardello

Accepted and confirmed
as of the Trade Date:

GOLD BANK - KANSAS

By:  /s/ Rick S. Tremblay
        Authorized Signatory

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